EXHIBIT 99.1

BroadVision Announces Second Quarter 2010 Results

REDWOOD CITY, Calif., July 28, 2010 (GLOBE NEWSWIRE) -- BroadVision, Inc. (Nasdaq:BVSN), an innovative provider of online commerce and business social networking solutions, today reported financial results for its second quarter ended June 30, 2010. Revenues for the second quarter were $5.7 million, compared with revenues of $5.9 million for the first quarter ended March 31, 2010 and $8.2 million for the comparable quarter of 2009.

License revenue for the second quarter of 2010 was $1.7 million, compared with $1.9 million for the prior quarter and $3.2 million for the comparable quarter of 2009. The majority of the second quarter license and subscription revenue was generated from the Company's BroadVision® Business Agility Suite™, Commerce Agility Suite™, QuickSilver™, and Clearvale™ solutions. Revenue during the quarter was generated from sales to both new and existing customers such as Mobile Telecommunications Company K.S.C. (on behalf of the ZAIN Group of Companies), Indian Railway Catering and Tourism Corporation, Synaptics, Department of Defense in India, Fortinet, Centro Nazionale Trapianti (National Transplant Center in Italy), BSkyB, Honeywell, Healthcare BCBS, Rockwell Collins, Raytheon, Boeing, Lockheed Martin, Northrop Grumman, State of Wisconsin, Solar Turbines, Bobst SA DMS, SOS Software, EADS Deutschland GmbH, and several other brand-name global customers.

In the second quarter of 2010, BroadVision posted net loss on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $2.4 million, or $0.53 per basic and diluted share, as compared with GAAP net loss of $2.3 million, or $0.51 per basic and diluted share, for the first quarter of 2010 and GAAP net income of $2.1 million, or $0.48 per basic and diluted share, for the comparable quarter of 2009.

Non-GAAP measure net loss for the second quarter of 2010 was $2.0 million, or $0.45 per basic and diluted share, compared with non-GAAP measure net loss of $1.5 million or $0.33 per basic and diluted share, in the first quarter of 2010 and non-GAAP measure net income of $2.4 million, or $0.55 per basic and diluted share, for the comparable quarter of 2009. These non-GAAP measure results exclude restructuring charges and stock compensation expense. A reconciliation of GAAP measure net (loss) income figures to non-GAAP net (loss) income figures is included in a table on the attached financial statements. The Company believes these non-GAAP measure results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of June 30, 2010 the Company had $60.6 million of cash and cash equivalents and short-term investments, compared to a combined balance of $62.8 million as of March 31 2010 and $61.8 million as of December 31 2009.

"While we continue to undergo the transitioning from a license-centric 1.0 on-premise software model to a subscription-centric 2.0 cloud-based model, we have gained great momentum over the past quarter with the new Clearvale platform – with customers, partners and consultants," said Dr. Pehong Chen, President and CEO, BroadVision. "We've developed a global pipeline with companies across a vibrant set of verticals – particularly telecommunications, media, and healthcare – and corporate functional areas such as sales, marketing and HR. At the same time, we are seeing keen interest from global companies that view Clearvale as a platform for delivering services via the Cloud. We are now preparing to deliver on the 'platform as a service' offering that will enable deals like this, and we expect to be in a position very soon to announce the first deals in this exciting new area."

Conference Call Information

BroadVision management will host a conference call today, Wednesday, July 28, 2010, at 2:00PM Pacific Daylight Time (PDT). The conference call may be accessed by dialing: 1-866-551-3680, with pin code 7929034#. Callers outside North America should call +1-212-401-6760 to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A web replay will also be available following the call on the Company's website until it releases its second quarter 2010 financial results.

About BroadVision

Driving innovation since 1993, BroadVision an innovative provider of online commerce and business social networking solutions. Visit www.clearvale.com to find more information or join a Clearvale network. For complete information about BroadVision, please visit http://www.broadvision.com.

The BroadVision logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5621

BroadVision, Business Agility Suite, Commerce Agility Suite, QuickSilver, and Clearvale are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries. All other company names, product names, and marks are the property of their respective owners.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including statements about the potential growth, success and customer adoption of BroadVision's Clearvale solutions, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30	December 31
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$60,632	$61,789
Other current assets	5,151	9,309
Total current assets	65,783	71,098
Other non-current assets	1,546	1,769
Total assets	$67,329	$72,867
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$13,311	$15,121
Other non-current liabilities	2,286	2,353
Total liabilities	15,597	17,474
Total stockholders' equity	51,732	55,393
Total liabilities and stockholders' equity	$67,329	$72,867

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Revenues:
Software licenses	$1,676	$3,161	$3,563	$6,013
Services	3,992	5,011	7,982	10,160
Total revenues	5,668	8,172	11,545	16,173

Cost of revenues:
Cost of software licenses	6	14	12	20
Cost of services	1,629	1,959	3,218	3,923
Total cost of revenues	1,635	1,973	3,230	3,943

Gross profit	4,033	6,199	8,315	12,230

Operating expenses:
Research and development	1,900	2,009	4,041	4,177
Sales and marketing	1,854	1,942	3,506	3,978
General and administrative	1,164	1,146	2,532	2,597

Restructuring charge	120	56	646	54
Total operating expenses	5,038	5,153	10,725	10,806

Operating (loss) income	(1,005)	1,046	(2,410)	1,424
Other (loss) income, net	(1,282)	1,142	(2,131)	279
(Loss) Income before provision for income taxes	(2,287)	2,188	(4,541)	1,703
Provision for income taxes	(90)	(79)	(105)	(220)
Net (loss) income	$ (2,377)	$2,109	$ (4,646)	$1,483

Basic (loss) income per share	$ (0.53)	$0.48	$ (1.04)	$0.34
Diluted (loss) income per share	$ (0.53)	$0.48	$ (1.04)	$0.34

Shares used in computing:
Weighted average shares-basic	4,456	4,396	4,449	4,389
Weighted average shares-diluted	4,456	4,399	4,449	4,391

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO NON-GAAP MEASURE NET (LOSS) INCOME
(unaudited; in thousands)

	Three Months Ended			Six Months Ended
	Jun. 30	Mar. 31	Jun. 30	Jun. 30	Jun. 30
	2010	2010	2009	2010	2009

Net (loss) income, U.S. GAAP	$ (2,377)	$ (2,269)	$2,109	$ (4,646)	$1,483
Non-GAAP measure adjustments:
Restructuring charge	120	526	56	646	54
SFAS 123R Expense (1)	250	288	269	538	530
Revaluation of warrants liabilities (2)			(24)		7
Non-GAAP measure net (loss) income	$ (2,007)	$ (1,455)	$2,410	$ (3,462)	$2,074

(1) Included as a component of cost of service and operating expense for each period presented.
(2) Included as a component of other (loss) income, net, for each period presented.
CONTACT:  BroadVision
          Investor Relations
          Andrew Hub
          650-331-1000
          ir1@broadvision.com